Adamis Pharmaceuticals Corporation 8K

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following combined condensed consolidated pro forma financial statements are presented to comply with Article 11 of Regulation S-X. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company.

The merger will be accounted for as an acquisition of U.S. Compounding, Inc. (“USC”) under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805—Business Combinations. The assets and liabilities of USC will be reflected at fair value on the balance sheet of the company. The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation whereby the estimated purchase price to acquire USC was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. The fair value of the assets and liabilities is based on the estimated value of USC as of April 11, 2016 (the date on which Adamis acquired USC). A final determination of the purchase accounting adjustments, including the allocation of fair value to the USC assets and liabilities, has not been made. Actual adjustments and allocations will be based on the final purchase price and analyses of fair values of identifiable tangible and intangible assets, and estimates of the useful lives of tangible and intangible assets, which will be completed after Adamis completes its valuation and assessment process, which Adamis believes will be finalized not later than one year from the acquisition date. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma combined condensed consolidated financial statements and Adamis’s future results of operations and financial position. The pro forma financial statements do not purport to present Adamis’s financial position or the results of operations had the merger transactions actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any potential cost savings that may be achieved as a result of the merger or any related restructuring or integration costs, are based on assumptions that Adamis believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Adamis’s financial position or results of operations for any future date or period.

The unaudited pro forma combined condensed consolidated financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The unaudited pro forma combined condensed consolidated financial statements presented below are based on the historical financial statements of Adamis and USC, adjusted to give effect to the acquisition of USC by Adamis for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger was completed as of March 31, 2016.  The unaudited pro forma combined condensed consolidated statement of operations for the three months ended March 31, 2016 assume that the merger was completed as of January 1, 2016.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the dates stated above, nor is it necessarily indicative of future financial position or results of operations. The pro forma combined condensed consolidated financial information does not purport to present the Company’s financial position or the results of operations had the transaction actually been completed as of the dates indicated, and do not project the Company’s financial position or results of operations for any future date or period. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Adamis and USC which are included, with respect to USC, in this Form 8-K and with respect to Adamis, in Adamis’s annual report on Form 10-K for the year ended December 31, 2015 and Adamis’s quarterly report on Form 10-Q for the quarter ended March 31, 2016.

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Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

	Historical
	Adamis March 31, 2016 (Unaudited)	USC March 31, 2016 (Unadudited)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash	$4,426,883	$170,257	$—		$4,597,140
Accounts Receivable, Prepaid Expenses and Other	567,440	845,843	(376,700)	(A)	1,036,583
Inventories	—	953,380	—		953,380
Total Current Assets	4,994,323	1,969,480	(376,700)		6,587,103
Property, Plant & Equipment, net	53,405	1,372,996	3,829,302	(B)	5,255,703
Intangible Assets, net	7,524,242	—	12,419,000	(B)	19,943,242
Goodwill	—	—	2,211,225	(B)	2,211,225
Other Assets	85,000	—	—		85,000
Total Assets	$12,656,970	$3,342,476	$18,082,827		$34,082,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$2,083,490	$5,248,960	$—		$7,332,450
Line of Credit - Equipment & Working Capital	—	2,750,449	—	(B)	2,750,449
Current Maturities of Long Term Debt	—	—	167,875	(B)	167,875
	—	—
Other Liabilities	1,878,196	—	—		1,878,196
Total Current Liabilities	3,961,686	7,999,409	167,875		12,128,970
Long-Term Liabilities, less Current Portion	—	327,664	(327,664)	(A)	2,804,176
	—	—	2,804,176	(B)
Total Liabilities	3,961,686	8,327,073	2,644,387		14,933,146

Stockholders’ Equity	8,695,284	(4,984,597)	(49,036)	(A)	19,149,127
	—	—	_
	—	—	15,487,476	(B)
Total liabilities and stockholders’ equity	$12,656,970	$3,342,476	$18,082,827		$34,082,273

See accompanying notes.

F-13

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

	Historical
	Adamis	USC
	for the three months ended	for the three months ended
	March 31, 2016 (Unaudited)	March 31, 2016 (Unaudited)	Pro Forma Adjustments		Pro Forma Combined

Revenue, net	—	1,344,000	—		1,344,000

Cost of Goods Sold	—	546,889	—		546,889
Gross Profit	—	797,111			797,111

Operating Expenses	6,017,204	2,513,964	452,769	(C)	8,983,937
Loss from Operations	(6,017,204)	(1,716,853)	(452,769)		(8,186,826)

Other Income (Expense)
Interest Expense	—	(83,314)	83,314	(D)	(52,079)
			(52,079)	(E)
Gain on Sale of Assets	—	100	—		100
Other Income (Expense)	(391,287)	4,963,222	(4,963,222)	(D)	(391,287)
Net Loss	$(6,408,491)	$(3,163,155)	$(5,384,756)		$(8,630,092)
Basic and Diluted Loss Per Share:
Basic (Loss) Per Share	(0.48)	(30,125.29)	—		(0.57)
Basic Weighted Average Shares Outstanding	13,444,500	105	—		15,063,039
Diluted (Loss) Per Share	(0.48)	(30,125.29)	—		(0.57)
Diluted Weighted	13,444,500	105	—		15,063,039

See accompanying notes.

F-14

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

1. Basis of Presentation

On April 12, 2016, Adamis Pharmaceuticals Corporation (the “Company” or “Adamis”)  filed a report on Form 8-K announcing the completion of its acquisition of U.S. Compounding, Inc., an Arkansas corporation (“USC”), pursuant to the terms of the Agreement and Plan of Merger, dated March 28, 2016 (the “Merger Agreement”), with USC and Ursula MergerSub Corp., an Arkansas corporation and a wholly owned subsidiary of the Company (“Merger Sub”), which was previously disclosed in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2016. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into USC (the “Merger”), with USC surviving as a wholly owned subsidiary of  the Company.

Pursuant to the Merger and the Merger Agreement, all of the outstanding shares of common stock of USC were converted into the right to receive a total of approximately 1,618,544 shares of Adamis common stock; and as described further below, in connection with the Merger and the transactions contemplated by the Merger Agreement, the Company assumed approximately $5,722,500 principal amount of debt obligations and related loan agreements of USC and certain related entities.

2. Purchase Price

Total estimated purchase price is summarized as follows:

Stock to Seller at Close	$3,598,884
Stock to Escrow	1,899,000
Incentive Stock to Seller	4,747,500
Plus: Assumed Liabilities	5,722,500
Total Estimated Purchase Price	$15,967,884

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed:

Assets Acquired:
Cash	$170,257
Accounts Receivable and Prepaid Expenses	469,143
Inventory	953,380
Property, Plant & Equipment	5,202,298
Intangible Assets	12,419,000
Goodwill	2,211,225
Total assets	21,425,303

Liabilities Assumed:
Accounts Payable and Accrued Expenses	5,457,419
Total Liabilities	5,457,419

Total Estimated Purchase Price	$15,967,884

3. Pro forma adjustments

(A) To record the resolution of receivables and payables to/from USC stockholders and related parties in connection with the closing of the merger transaction.

(B) To record the purchase price allocation from the issuance of 1,618,544 shares of common stock and assumption of debts totaling $5,722,500 as detailed in Note 2 above.

(C) To record amortization and depreciation of intangibles and property, plant and equipment, resulting from the merger, over its useful life.

(D) To eliminate the interest expense and gain on forgiveness of debt recorded for the liabilities to former stockholders that were converted to equity.

(E)  To record interest expense on the additional bank debt that was assumed in connection with the merger transaction.

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